UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 12, 2015

COLUMBIA SPORTSWEAR COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices) (Zip code)

(503) 985-4000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 12, 2015, Columbia Sportswear Company (the “Company”) issued a press release reporting its fourth quarter 2014 and fiscal year 2014 financial results and financial outlook for 2015. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary by Thomas B. Cusick, Senior Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company, for the fourth quarter and fiscal year of 2014 and forward-looking statements relating to the financial outlook for 2015, as posted on the Company’s investor website, http://investor.columbia.com, on February 12, 2015. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE

In its February 12, 2015 press release, the Company also announced:

1)	that its board of directors approved a cash dividend of $0.15 per share of common stock to be paid on March 19, 2015 to its shareholders of record on March 5, 2015; and
2)

that on January 30, 2015, the board of directors approved an additional $200 million share repurchase authorization bringing the remaining authorization to $243.6 million.  The share repurchase authorization does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release, dated February 12, 2015 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2	Commentary by Thomas B. Cusick, Senior Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company dated February 12, 2015 (furnished pursuant to Items 2.02 and 7.01 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: February 12, 2015	By:	/s/ THOMAS B. CUSICK
Thomas B. Cusick
Senior Vice President of Finance and Chief Financial
Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated February 12, 2015 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2	Commentary by Thomas B. Cusick, Senior Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company dated February 12, 2015 (furnished pursuant to Items 2.02 and 7.01 hereof).